Exhibit 99.1

News Release	CONTACTS: Investors: Joe Selner, Chief Financial Officer 920-491-7120 Media: Cindy Moon-Mogush, Corporate Communications 920-431-8034
Associated earns 57 cents per diluted share in first quarter of 2007
•	Net income of $73.4 million

•	Net interest margin remains stable

•	Accelerated stock buyback of 2 million shares executed

•	Lisa B. Binder hired as president and COO
     GREEN BAY, Wis. — April 19, 2007 — Associated Banc-Corp (NASDAQ: ASBC) earned $73.4 million, or $.57 per diluted share, in the first quarter of 2007. Net income was $81.7 million, or $.60 per diluted share, in the first quarter of 2006. Book value per share rose to $17.54 as of March 31, 2007, up 3 percent over a year earlier.
     For the first quarter of 2007, return on average assets (ROA) was 1.46 percent and return on average equity (ROE) was 13.35 percent, compared to an ROA of 1.52 percent and ROE of 14.16 percent for the first quarter of 2006. Return on average tangible equity (which is a non-GAAP measure that excludes average goodwill and other intangible assets from average equity) was 22.63 percent in the first quarter of 2007, versus 23.48 percent in the same quarter in 2006.
     Comparatively, for the fourth quarter of 2006, net income was $74.5 million and diluted earnings per share were $.57, while book value per share was $17.44 at year-end 2006. ROA was 1.43 percent, ROE was 13.19 percent and return on average tangible equity was 22.31 percent for the fourth quarter of 2006.
     The effective tax rate was 32.37 percent for first quarter 2007 and 31.73 percent for fourth quarter 2006, compared to 25.52 percent for first quarter 2006, which included the reduction of previously recorded tax liabilities and income tax expense of approximately $7.7 million (or $0.06 of diluted earnings per share).
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ASBC 1Q ’07 page 2 of 4
     Deposits at March 31, 2007, were $14.0 billion, up $0.4 billion or 3 percent higher than at March 31, 2006. Since year-end 2006, deposits were down $0.3 billion, which is primarily attributable to seasonal declines in commercial noninterest-bearing demand deposits.
     Loans as of March 31, 2007, were $14.9 billion, unchanged from year-end 2006, and down $0.7 billion or 4 percent from a year ago. Commercial and industrial loans grew $0.2 billion (6 percent) and real estate construction grew $0.1 billion (5 percent) between the March 31 periods. These increases were offset by a $0.3 billion reduction in commercial real estate loans, a $0.3 billion transfer of residential mortgages to loans held for sale in December 2006 and subsequent sale in January 2007, and a runoff of consumer mortgages. At March 31, 2007, the ratio of loans to deposits improved to 106 percent, compared to 114 percent at March 31, 2006.
     As of March 31, 2007, the allowance for loan losses represented 1.37 percent of total loans, compared to 1.31 percent a year ago and 1.37 percent at year-end 2006. On an annualized basis, first quarter 2007 net charge offs were 0.14 percent of average loans, compared to 0.18 percent for fourth quarter 2006 and 0.12 percent for the full year 2006. The provision for loan losses was $5.1 million, $4.5 million and $7.1 million, respectively, for the first quarter of 2007, the first quarter of 2006 and the fourth quarter of 2006, approximating net charge off levels for each period. Nonperforming loans rose to $153 million, representing 1.03 percent of total loans, compared to $142 million or 0.96 percent of loans at December 31, 2006.
     Net interest margin and net interest income were impacted by Associated’s reduction of higher-costing wholesale borrowings by nearly $2 billion and the reduction of lower-yielding assets by more than $1 billion during 2006. The restructuring of the balance sheet, coupled with the growth in average deposits (up 2 percent between first quarter periods), improved the net interest margin to 3.62 percent, compared to 3.48 percent for the first quarter of 2006. The net interest margin was down 2 basis points from fourth quarter 2006, due in large part to the seasonal outflow of net free funds (notably noninterest-bearing demand deposits).
     Net interest income for first quarter 2007 was $159.0 million on average earning assets of $18.4 billion, versus net interest income for first quarter 2006 of $166.9 million on average earning assets of $19.9 billion. The cost of funding stock repurchases (on approximately 10 million shares repurchased over the past five quarters) explains approximately $3.6 million of the decrease in net interest income between the first quarter periods.
     Noninterest income of $82.7 million for first quarter 2007 was up $11.9 million or 17 percent over the same period in 2006, and up $8.2 million or 11 percent over fourth quarter 2006.
     Core fee-based revenue, aided by increased volumes and improved pricing throughout 2006, grew between the first quarter periods, with trust service fees up 16 percent to $10.3 million, service charges on deposits up 10 percent to $23.0 million, card-based and other nondeposit fees up 15 percent to $11.3 million and retail commissions unchanged at $15.5 million. Compared to the fourth quarter of 2006, core fee-based revenue was down less than 1 percent, as the increases in trust fees,
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ASBC 1Q ‘07 page 3 of 4
card-based and other nondeposit fees, and retail commissions were offset by seasonally lower service charges on deposits.
     Net mortgage banking income was $9.6 million for the first quarter of 2007, including a net $6.6 million gain that resulted from a $7.8 million gain on the March 2007 bulk sales of $2.3 billion (or 28 percent) of its mortgage portfolio serviced for others, net of a $1.2 million valuation reserve expense. Associated periodically considers sales of portions of its mortgage servicing portfolio to effectively manage earnings volatility risk. For the first quarter of 2006, net mortgage banking income of $4.4 million included $1.4 million of valuation reserve recovery. Removing the bulk servicing sales gain and the changes in the valuation reserve, net mortgage banking income between the first quarter periods was unchanged. Net mortgage banking income for the fourth quarter of 2006 was $1.7 million, including both a $2.1 million loss on market valuation associated with the $0.3 billion transfer of residential mortgages to loans held for sale previously mentioned, and a $0.5 million valuation reserve expense.
     Noninterest expenses remained controlled. The efficiency ratio was 52.22 percent, 51.00 percent and 50.26 percent for the first quarter of 2007, the first quarter of 2006 and the fourth quarter of 2006, respectively. Noninterest expense was $128.1 million for the first quarter of 2007, up $4.7 million (4 percent) over the first quarter of 2006, primarily attributable to a $4.7 million increase in personnel costs. Compared to fourth quarter 2006, noninterest expense was up $3.7 million (3 percent), with personnel costs up $5.7 million, offset in part by nonpersonnel expenses which were down $2.0 million in aggregate. In particular, personnel expense increased over fourth quarter 2006 as the first quarter reflected annual re-sets in health benefits, Social Security and unemployment costs, and the fourth quarter included reductions to variable compensation linked to performance results of 2006.
     During the first quarter of 2007, Associated repurchased 2 million shares of its common stock at a total purchase cost of $68.2 million. Also during the first quarter, the company paid a dividend of 29 cents per share, up 7 percent from the first-quarter dividend in 2006.
     “We are seeing momentum in our commercial banking business as loan originations and pipelines improved late in the quarter. Our core fee income categories showed growth, which we expect to continue. Also, asset quality and expense metrics remained strong,” Associated Chairman and CEO Paul Beideman said. “Our executive management team was enhanced with the addition of Lisa Binder to the organization as president and COO. She provides added depth and expertise to help us effectively execute our strategic priorities.”
     Associated will host a conference call for investors and analysts at 3 p.m. CDT today. The toll-free dial-in number for the live call is 800-936-9754. The number for international callers is 973-935-2048. Participants should ask the operator for the Associated Banc-Corp first quarter 2007 earnings call, or for call ID number 8606949. A replay of the call will be available starting at 6 p.m. CDT on April 19 through May 10, 2007, by calling 877-519-4471 (toll-free) domestically or 973-341-3080 internationally. The call ID number, 8606949, is required to access the replay.
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ASBC 1Q ‘07 page 4 of 4
     Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified bank holding company with total assets of $21 billion. Associated has more than 300 banking offices serving more than 180 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.
     Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report filed on Form 10-K.

Six pages of tables follow.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp

	March 31,	December 31,	Mar07 vs Dec06	March 31,	Mar07 vs Mar06
(in thousands)	2007	2006	% Change	2006	% Change

Assets
Cash and due from banks	$315,157	$458,344	(31.2%)	$405,001	(22.2%)
Interest-bearing deposits in other financial institutions	33,280	10,505	216.8%	20,096	65.6%
Federal funds sold and securities purchased under agreements to resell	4,698	13,187	(64.4%)	8,380	(43.9%)
Investment securities available for sale, at fair value	3,467,732	3,436,621	0.9%	3,840,697	(9.7%)
Loans held for sale	92,303	370,758	(75.1%)	47,818	93.0%
Loans	14,856,003	14,881,526	(0.2%)	15,539,187	(4.4%)
Allowance for loan losses	(203,495)	(203,481)	0.0%	(203,408)	0.0%

Loans, net	14,652,508	14,678,045	(0.2%)	15,335,779	(4.5%)
Premises and equipment, net	190,309	196,007	(2.9%)	200,014	(4.9%)
Goodwill	871,629	871,629	0.0%	875,727	(0.5%)
Other intangible assets, net	89,295	109,234	(18.3%)	117,290	(23.9%)
Other assets	790,502	717,054	10.3%	668,058	18.3%

Total assets	$20,507,413	$20,861,384	(1.7%)	$21,518,860	(4.7%)

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$2,425,248	$2,756,222	(12.0%)	$2,319,075	4.6%
Interest-bearing deposits, excluding Brokered CDs	10,905,635	10,922,274	(0.2%)	10,730,135	1.6%
Brokered CDs	650,084	637,575	2.0%	567,660	14.5%

Total deposits	13,980,967	14,316,071	(2.3%)	13,616,870	2.7%
Short-term borrowings	2,332,816	2,042,685	14.2%	2,597,950	(10.2%)
Long-term funding	1,743,103	2,071,142	(15.8%)	2,898,089	(39.9%)
Accrued expenses and other liabilities	214,393	185,993	15.3%	161,256	33.0%

Total liabilities	18,271,279	18,615,891	(1.9%)	19,274,165	(5.2%)
Stockholders’ Equity
Preferred stock	—	—		—
Common stock	1,284	1,304	(1.5%)	1,323	(2.9%)
Surplus	1,055,914	1,120,934	(5.8%)	1,178,908	(10.4%)
Retained earnings	1,215,551	1,189,658	2.2%	1,073,968	13.2%
Accumulated other comprehensive loss	(11,564)	(16,453)	(29.7%)	(9,504)	21.7%
Treasury stock, at cost	(25,051)	(49,950)	(49.8%)	—	NM

Total stockholders’ equity	2,236,134	2,245,493	(0.4%)	2,244,695	(0.4%)

Total liabilities and stockholders’ equity	$20,507,413	$20,861,384	(1.7%)	$21,518,860	(4.7%)

N/M = Not Meaningful.

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp

	For The Three Months Ended
	March 31,		1Q07 vs 1Q06
(in thousands, except per share amounts)	2007	2006	% Change

Interest Income
Interest and fees on loans	$273,961	$261,015	5.0%
Interest and dividends on investment securities and deposits in other financial institutions
Taxable	30,526	39,116	(22.0%)
Tax-exempt	9,794	10,163	(3.6%)
Interest on federal funds sold and securities purchased under agreements to resell	183	249	(26.5%)

Total interest income	314,464	310,543	1.3%
Interest Expense
Interest on deposits	98,299	77,878	26.2%
Interest on short-term borrowings	35,183	33,244	5.8%
Interest on long-term funding	21,936	32,552	(32.6%)

Total interest expense	155,418	143,674	8.2%

Net Interest Income	159,046	166,869	(4.7%)
Provision for loan losses	5,082	4,465	13.8%

Net interest income after provision for loan losses	153,964	162,404	(5.2%)
Noninterest Income
Trust service fees	10,309	8,897	15.9%
Service charges on deposit accounts	23,022	20,959	9.8%
Mortgage banking, net	9,550	4,404	116.8%
Card-based and other nondeposit fees	11,323	9,886	14.5%
Retail commissions	15,479	15,478	0.0%
Bank owned life insurance income	4,164	3,071	35.6%
Asset sale gains (losses), net	1,883	(230)	N/M
Investment securities gains, net	1,035	2,456	N/M
Other	5,935	5,852	1.4%

Total noninterest income	82,700	70,773	16.9%
Noninterest Expense
Personnel expense	74,047	69,303	6.8%
Occupancy	11,587	11,758	(1.5%)
Equipment	4,394	4,588	(4.2%)
Data processing	7,678	8,039	(4.5%)
Business development and advertising	4,405	4,249	3.7%
Other intangible amortization	1,661	2,343	(29.1%)
Other	24,364	23,191	5.1%

Total noninterest expense	128,136	123,471	3.8%

Income before income taxes	108,528	109,706	(1.1%)
Income tax expense	35,133	27,999	25.5%

Net Income	$73,395	$81,707	(10.2%)

Earnings Per Share:
Basic	$0.57	$0.60	(5.0%)
Diluted	$0.57	$0.60	(5.0%)
Average Shares Outstanding:
Basic	127,988	135,114	(5.3%)
Diluted	129,299	136,404	(5.2%)
N/M — Not meaningful.

Consolidated Statements of Income (Unaudited) — Quarterly Trend
Associated Banc-Corp

(in thousands, except per share amounts)	1Q07	4Q06	3Q06	2Q06	1Q06

Interest Income
Interest and fees on loans	$273,961	$282,918	$284,397	$278,573	$261,015
Interest and dividends on investment securities and deposits in other financial institutions
Taxable	30,526	29,962	30,225	32,649	39,116
Tax-exempt	9,794	9,794	9,691	9,786	10,163
Interest on federal funds sold and securities purchased under agreements to resell	183	292	260	289	249

Total interest income	314,464	322,966	324,573	321,297	310,543
Interest Expense
Interest on deposits	98,299	98,757	99,242	88,076	77,878
Interest on short-term borrowings	35,183	31,971	30,450	34,126	33,244
Interest on long-term funding	21,936	26,174	26,664	30,696	32,552

Total interest expense	155,418	156,902	156,356	152,898	143,674

Net Interest Income	159,046	166,064	168,217	168,399	166,869
Provision for loan losses	5,082	7,068	3,837	3,686	4,465

Net interest income after provision for loan losses	153,964	158,996	164,380	164,713	162,404
Noninterest Income
Trust service fees	10,309	9,941	9,339	9,307	8,897
Service charges on deposit accounts	23,022	24,214	23,438	22,982	20,959
Mortgage banking, net	9,550	1,735	2,833	5,829	4,404
Card-based and other nondeposit fees	11,323	11,267	10,461	11,047	9,886
Retail commissions	15,479	15,053	14,360	16,365	15,478
Bank owned life insurance income	4,164	5,102	4,390	3,592	3,071
Asset sale gains (losses), net	1,883	91	89	354	(230)
Investment securities gains (losses), net	1,035	(436)	1,164	1,538	2,456
Other	5,935	7,568	6,911	6,194	5,852

Total noninterest income	82,700	74,535	72,985	77,208	70,773
Noninterest Expense
Personnel expense	74,047	68,315	71,321	74,492	69,303
Occupancy	11,587	10,971	10,442	10,654	11,758
Equipment	4,394	4,300	4,355	4,223	4,588
Data processing	7,678	8,033	7,668	7,711	8,039
Business development and advertising	4,405	4,365	4,142	4,101	4,249
Other intangible amortization	1,661	1,999	2,280	2,281	2,343
Other	24,364	26,415	23,478	21,198	23,191

Total noninterest expense	128,136	124,398	123,686	124,660	123,471

Income before income taxes	108,528	109,133	113,679	117,261	109,706
Income tax expense	35,133	34,632	36,791	33,712	27,999

Net Income	$73,395	$74,501	$76,888	$83,549	$81,707

Earnings Per Share:
Basic	$0.57	$0.58	$0.58	$0.63	$0.60
Diluted	$0.57	$0.57	$0.58	$0.63	$0.60
Average Shares Outstanding:
Basic	127,988	129,202	131,520	132,259	135,114
Diluted	129,299	130,366	132,591	133,441	136,404

Selected Quarterly Information
Associated Banc-Corp

(in thousands, except per share & full time equivalent employee data)	1st Qtr 2007	4th Qtr 2006	3rd Qtr 2006	2nd Qtr 2006	1st Qtr 2006

Summary of Operations
Net interest income	159,046	166,064	168,217	168,399	166,869
Provision for loan losses	5,082	7,068	3,837	3,686	4,465
Asset sale gains (losses), net	1,883	91	89	354	(230)
Investment securities gains (losses), net	1,035	(436)	1,164	1,538	2,456
Noninterest income (excluding securities & asset gains)	79,782	74,880	71,732	75,316	68,547
Noninterest expense	128,136	124,398	123,686	124,660	123,471
Income before income taxes	108,528	109,133	113,679	117,261	109,706
Income taxes	35,133	34,632	36,791	33,712	27,999
Net income	73,395	74,501	76,888	83,549	81,707
Taxable equivalent adjustment	6,560	6,568	6,495	6,503	6,667

Per Common Share Data (1)
Net income:
Basic	$0.57	$0.58	$0.58	$0.63	$0.60
Diluted	0.57	0.57	0.58	0.63	0.60
Dividends	0.29	0.29	0.29	0.29	0.27
Market Value:
High	$35.43	$35.13	$32.58	$34.45	$34.83
Low	33.16	32.13	30.27	30.69	32.75
Close	33.60	34.88	32.50	31.53	33.98
Book value	17.54	17.44	17.44	17.20	16.98

Performance Ratios (annualized)
Earning assets yield	7.03%	6.95%	6.89%	6.74%	6.38%
Interest-bearing liabilities rate	4.02	3.93	3.84	3.65	3.37
Net interest margin	3.62	3.64	3.63	3.59	3.48
Return on average assets	1.46	1.43	1.46	1.58	1.52
Return on average equity	13.35	13.19	13.36	14.86	14.16
Return on tangible average equity (2)	22.63	22.31	22.32	25.18	23.48
Efficiency ratio (3)	52.22	50.26	50.19	49.82	51.00
Effective tax rate	32.37	31.73	32.36	28.75	25.52
Dividend payout ratio (4)	50.88	50.00	50.00	46.03	45.00

Average Balances
Assets	$20,373,075	$20,635,203	$20,891,001	$21,266,792	$21,871,969
Earning assets	18,433,986	18,713,784	18,968,584	19,342,628	19,910,420
Interest-bearing liabilities	15,674,645	15,765,774	16,070,975	16,717,761	17,204,860
Loans	14,958,148	15,233,207	15,404,223	15,515,789	15,327,803
Deposits	13,557,958	13,748,444	13,884,404	13,534,725	13,319,664
Wholesale funding	4,462,713	4,547,042	4,636,853	5,391,108	6,092,275
Stockholders’ equity	2,228,909	2,240,143	2,283,933	2,254,933	2,339,539
Stockholders’ equity / assets	10.94%	10.86%	10.93%	10.60%	10.70%

At Period End
Assets	$20,507,413	$20,861,384	$20,926,523	$21,128,354	$21,518,860
Loans	14,856,003	14,881,526	15,284,608	15,405,630	15,539,187
Allowance for loan losses	203,495	203,481	203,442	203,411	203,408
Goodwill	871,629	871,629	871,629	875,727	875,727
Mortgage servicing rights, net	48,342	66,620	67,931	69,282	68,116
Other intangible assets, net	40,953	42,614	44,613	46,893	49,174
Deposits	13,980,967	14,316,071	14,208,545	13,646,408	13,616,870
Wholesale funding	4,075,919	4,113,827	4,277,636	5,033,961	5,496,039
Stockholders’ equity	2,236,134	2,245,493	2,270,380	2,274,860	2,244,695
Stockholders’ equity / assets	10.90%	10.76%	10.85%	10.77%	10.43%
Tangible equity / tangible assets (5)	6.75%	6.67%	6.77%	6.69%	6.41%
Shares outstanding, end of period	127,497	128,747	130,216	132,283	132,167
Shares repurchased during period, including settlements	1,909	1,957	2,000	31	4,030
Average per share cost of shares repurchased during period	$35.74	$33.11	$31.43	$—	$33.63
Year-to-date shares repurchased during period, including settlements	1,909	8,018	6,061	4,061	4,030
YTD average per share cost of shares repurchased during period	$35.74	$32.83	$32.74	$33.38	$33.63

Selected trend information
Average full time equivalent employees	5,089	5,084	5,117	5,112	5,147
Trust assets under management, at market value	$5,900,000	$5,800,000	$5,500,000	$5,200,000	$5,200,000
Mortgage loans originated for sale	338,802	374,427	388,914	359,361	246,724
Portfolio serviced for others	6,087,000	8,330,000	8,226,000	8,134,000	8,050,000
Mortgage servicing rights, net / Portfolio serviced for others	0.79%	0.80%	0.83%	0.85%	0.85%

(1)	Per share data adjusted retroactively for stock splits & stock dividends.

(2)	Return on tangible average equity = Net income divided by average equity excluding average goodwill & other intangible assets. This is a non-GAAP financial measure.

(3)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, & asset sales gains, net.

(4)	Ratio is based upon basic earnings per share.

(5)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill & other intangible assets divided by assets excluding goodwill & other intangible assets. This is a non-GAAP financial measure.

Financial Summary and Comparison
Associated Banc-Corp

	Three months ended
	March 31,
(in thousands)	2007	2006	% Change

Allowance for Loan Losses
Beginning balance	$203,481	$203,404	0.0%
Provision for loan losses	5,082	4,465	13.8%
Charge offs	(6,869)	(6,062)	13.3%
Recoveries	1,801	1,601	12.5%

Net charge offs	(5,068)	(4,461)	13.6%

Ending Balance	$203,495	$203,408	0.0%

Credit Quality

			Mar07 vs Dec06				Mar07 vs Mar06
	Mar 31, 2007	Dec 31, 2006	% Change	Sept 30, 2006	June 30, 2006	Mar 31, 2006	% Change

Nonaccrual loans	$146,864	$136,734	7.4%	$123,743	$95,426	$102,824	42.8%
Loans 90 or more days past due and still accruing	6,131	5,725	7.1%	4,826	7,591	7,068	(13.3%)
Restructured loans	25	26	(3.8%)	28	29	31	(19.4%)

Total nonperforming loans	153,020	142,485	7.4%	128,597	103,046	109,923	39.2%
Other real estate owned	16,439	14,417	14.0%	13,866	14,947	11,676	40.8%

Total nonperforming assets	169,459	156,902	8.0%	142,463	117,993	121,599	39.4%

Provision for loan losses	5,082	7,068	(28.1%)	3,837	3,686	4,465	13.8%
Net charge offs	5,068	7,029	(27.9%)	3,806	3,683	4,461	13.6%

Allowance for loan losses / loans	1.37%	1.37%		1.33%	1.32%	1.31%
Allowance for loan losses / nonperforming loans	132.99	142.81		158.20	197.40	185.05
Nonperforming loans / total loans	1.03	0.96		0.84	0.67	0.71
Nonperforming assets / total assets	0.83	0.75		0.68	0.56	0.57
Net charge offs / average loans (annualized)	0.14	0.18		0.10	0.10	0.12
Year-to-date net charge offs / average loans	0.14	0.12		0.10	0.11	0.12

Period End Loan Composition

			Mar07 vs Dec06				Mar07 vs Mar06
	Mar 31, 2007	Dec 31, 2006	% Change	Sept 30, 2006	June 30, 2006	Mar 31, 2006	% Change

Commercial, financial & agricultural	$3,788,800	$3,677,573	3.0%	$3,549,216	$3,505,819	$3,571,835	6.1%
Real estate — construction	2,084,883	2,047,124	1.8%	2,186,810	2,122,136	1,981,473	5.2%
Commercial real estate	3,723,289	3,789,480	(1.7%)	3,755,037	3,872,819	4,024,260	(7.5%)
Lease financing	89,524	81,814	9.4%	79,234	74,919	62,600	43.0%

Commercial	9,686,496	9,595,991	0.9%	9,570,297	9,575,693	9,640,168	0.5%
Home equity (a)	2,042,284	2,164,758	(5.7%)	2,166,312	2,151,858	2,121,601	(3.7%)
Installment	869,719	915,747	(5.0%)	940,139	945,123	957,877	(9.2%)

Retail	2,912,003	3,080,505	(5.5%)	3,106,451	3,096,981	3,079,478	(5.4%)
Residential mortgage	2,257,504	2,205,030	2.4%	2,607,860	2,732,956	2,819,541	(19.9%)

Total loans	$14,856,003	$14,881,526	(0.2%)	$15,284,608	$15,405,630	$15,539,187	(4.4%)

(a)	Home equity includes home equity lines and residential mortgage junior liens.

Period End Deposit Composition

			Mar07 vs Dec06				Mar07 vs Mar06
	Mar 31, 2007	Dec 31, 2006	% Change	Sept 30, 2006	June 30, 2006	Mar 31, 2006	% Change

Demand	$2,425,248	$2,756,222	(12.0%)	$2,534,686	$2,276,463	$2,319,075	4.6%
Savings	903,738	890,380	1.5%	959,650	1,031,993	1,074,938	(15.9%)
Interest-bearing demand	1,805,658	1,875,879	(3.7%)	1,712,833	1,975,364	2,347,104	(23.1%)
Money market	3,880,744	3,822,928	1.5%	3,959,719	3,434,288	2,863,174	35.5%
Brokered CDs	650,084	637,575	2.0%	630,637	518,354	567,660	14.5%
Other time deposits	4,315,495	4,333,087	(0.4%)	4,411,020	4,409,946	4,444,919	(2.9%)

Total deposits	$13,980,967	$14,316,071	(2.3%)	$14,208,545	$13,646,408	$13,616,870	2.7%

Customer Repo Sweeps (b)	$945,019	$875,099	8.0%	$895,766	$885,503	$917,380	3.0%

(b)	Included within short-term borrowings.

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp

	Three months ended March 31, 2007			Three months ended March 31, 2006
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$9,581,543	$178,441	7.55%	$9,425,306	$164,288	6.97%
Residential mortgage	2,356,944	35,383	6.04	2,877,613	40,946	5.71
Retail	3,019,661	60,820	8.11	3,024,884	56,350	7.50

Total loans	14,958,148	274,644	7.43	15,327,803	261,584	6.84
Investments and other	3,475,838	46,380	5.34	4,582,617	55,626	4.86

Total earning assets	18,433,986	321,024	7.03	19,910,420	317,210	6.38
Other assets, net	1,939,089			1,961,549

Total assets	$20,373,075			$21,871,969

Interest-bearing liabilities:
Savings deposits	$882,783	$801	0.37%	$1,065,212	$943	0.36%
Interest-bearing demand deposits	1,799,385	8,587	1.94	2,384,072	10,392	1.77
Money market deposits	3,819,228	36,093	3.83	2,800,403	21,352	3.09
Time deposits, excluding Brokered CDs	4,310,365	47,594	4.48	4,350,733	39,449	3.68

Total interest-bearing deposits, excluding Brokered CDs	10,811,761	93,075	3.49	10,600,420	72,136	2.76
Brokered CDs	400,171	5,224	5.29	512,165	5,742	4.55

Total interest-bearing deposits	11,211,932	98,299	3.56	11,112,585	77,878	2.84
Wholesale funding	4,462,713	57,119	5.18	6,092,275	65,796	4.32

Total interest-bearing liabilities	15,674,645	155,418	4.02	17,204,860	143,674	3.37
Noninterest-bearing demand	2,346,026			2,207,079
Other liabilities	123,495			120,491
Stockholders’ equity	2,228,909			2,339,539

Total liabilities and stockholders’ equity	$20,373,075			$21,871,969

Net interest income and rate spread (1)		$165,606	3.01%		$173,536	3.01%

Net interest margin (1)			3.62%			3.48%
Taxable equivalent adjustment		$6,560			$6,667

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.